UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 10, 2006

(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

(972) 281-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4)

Item 1.01	Entry into a Material Definitive Agreement

On April 10, 2006, Kimberly-Clark Corporation (the “Company”) announced the appointment of Mr. Robert W. Black as Chief Strategy Officer of the Company, effective April 10, 2006. The terms of Mr. Black’s employment arrangement include an annual base salary, an annual incentive bonus, a signing bonus consisting of equity grants, an award under the Company’s 2001 Equity Participation Plan, severance protection for the first five years of employment and benefits generally available to other Company executives. Mr. Black’s compensation arrangement and other terms of employment are described in the letter agreement with Mr. Black which is filed herewith as Exhibit 10q and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

A copy of the news release announcing Mr. Black’s appointment is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit (10)q	Letter Agreement between Kimberly-Clark Corporation and Robert W. Black

Exhibit (99.1)	News Release issued by Kimberly-Clark Corporation on April 10, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date: April 10, 2006	By:	/s/: Mark A. Buthman
Mark A. Buthman
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

(10)q.	Letter Agreement between Kimberly-Clark Corporation and Robert W. Black

(99.1)	News Release issued by Kimberly-Clark Corporation on April 10, 2006

Exhibit (10)q

March 20, 2006

Robert Black

3817 Stratford Avenue

Dallas, TX 75205

Dear Robert:

This letter confirms the offer made to you to work for Kimberly-Clark Corporation. Your initial assignment will be as Chief Strategy Officer reporting to Tom Falk, Chief Executive Officer and Chairman of the Board. Your start date with Kimberly-Clark will be April 10, 2006.

Base Salary

Your starting salary for this position will be $500,000 per year.

Annual Incentive

You will be eligible to participate in our Management Achievement Award Program (MAAP), Kimberly-Clark’s annual incentive plan for management. Your target will be 80% of base salary. Actual payout can range from 0% to 240% of your target.

For 2006, you will receive a non-prorated guaranteed bonus of $400,000 (paid during the first quarter of 2007). This means that in 2006, your bonus will not fluctuate with performance as it will in future years. You may elect to decline this guarantee and have your payout fluctuate with results. Such election must be made within 45 days of the commencement of employment.

Signing Bonus

You will receive a signing bonus of $200,000 in restricted stock units (“RSUs”) and $200,000 in economic value in stock options. These RSUs and stock options will be granted on April 26, 2006. The number of RSUs granted will be equal to $200,000 divided by the closing price of Kimberly-Clark’s stock on the date of grant, rounded down to the nearest whole number of units. These units will vest 100% 5 years from the date of grant. Any dividends declared during the vesting period will be re-invested in additional RSUs. The number of stock options granted will be equal to $200,000 in economic value and determined by dividing $200,000 by 25% of the closing price of Kimberly-Clark’s stock on the date of grant, rounded down to the nearest whole number of units. These stock options will vest 30%, 30%, 40% over three years commencing with the first anniversary following the date of grant. See “Severance Protections”.

Long-Term Incentives

You will be eligible for annual long-term incentive grants consistent with your level and performance.

Your 2006 grant will be made on April 26. Your 2006 grant will have a total economic value of $1,000,000, granted 1/3 in stock options, 1/3 in time vested restricted stock and 1/3 in performance vested restricted stock. At the time of the above mentioned RSUs and long-term incentive grants, and as a condition of receiving these grants, you will be required to sign a Noncompetition and Confidentiality Agreement.

Benefits and Vacation

As an employee of Kimberly-Clark, you will be eligible for a comprehensive hospitalization, medical and major medical insurance program; group life, dental, and accident insurance; an educational opportunities plan; incentive investment plan; paid vacation and holidays, and various other benefits. Upon acceptance of this offer, you will be provided booklets explaining the terms and conditions of these benefit plans. In addition to the summary of benefits provided to you previously, enclosed is additional information on the Incentive Investment Plan and Retirement Contribution Plan and a projection of benefits.

You will be extended an executive severance agreement pursuant to the Company’s Executive Severance Plan subject to approval by the Management Development and Compensation Committee of the Board at is April 26, 2006 meeting.

This plan provides certain benefits to you upon a change in control and subsequent loss of your employment. A summary of the key benefits is enclosed.

You will receive 5 weeks of vacation beginning in 2006 and will be entitled to 6 weeks of vacation in 2011. In addition, our current policy permits the purchase of five days of additional vacation per year. Unused vacation will be forfeited at the end of the year and not paid out in cash.

Severance Protection

If your employment is involuntarily terminated by Kimberly-Clark, or by you for Good Reason, during the first 5 years of your employment for any reason other than for cause, we will pay you a lump sum severance amount equal to the sum of (i) one year’s base salary plus target MAAP and (ii) the current value of unvested RSUs and unvested stock options granted as a Signing Bonus, including unvested RSUs accrued due to dividend reinvestment (such amount, the “Severance Benefit”). The Severance Benefit shall be calculated using your annual base, target MAAP percentage and the closing price of Kimberly-Clark stock as reported on the New York Stock Exchange as of the date of your termination. This Severance Benefit will be made on the first day of the seventh month following the date of your separation from service.

For example, in the event of a qualifying termination, based on current compensation levels and assuming an initial RSU Signing Bonus grant of 3,030 RSUs, plus 470 RSUs attributable to dividend reinvestment, 4,000 stock options have not yet vested and an exercise price for the stock options of $60 and a closing stock price of $65, the Severance Benefit would be as follows.

FOR EXAMPLE ONLY
Base Salary	$500,000
MAAP ($500,000 x 80%)	$400,000
RSUs ([3,030 + 470] x 65)	$260,000
Stock Options ([$65-$60] x 4,000)	$20,000
Severance Benefit	$1,180,000

In addition, you will receive pro-rated target MAAP and if your termination is after the end of the calendar year and before payment of the prior year’s bonus, you also will receive any accrued but unpaid prior year MAAP bonus.

“Cause,” for purposes of this letter, is defined as follows: (1) habitual neglect of duty or misconduct in discharging your duties, (2) excessive, unexcused and statutorily unprotected absenteeism, (3) failure or refusal to comply with any lawful K-C rule or policy, including those rules set forth in the K-C Code of Conduct, provided such rule or policy is meaningful and substantive or such failure or refusal to comply detrimentally harms K-C’s business, (4) engaging in disloyal, dishonest or illegal conduct relating to K-C’s business, (5) engaging in theft, fraud, embezzlement or other criminal activity involving the parties’ employment relationship or (6) otherwise engaging in improper conduct which K-C reasonably determines to be meaningfully detrimental to its business.

No termination for “cause” hereunder shall be effective until the Company first has provided to you in writing a statement setting forth in specific detail the basis for a cause termination hereunder.

“Good Reason,” for purposes of this letter, is defined as follows: (1) a material reduction in your title or responsibilities that would ordinarily result in a reduction in pay, or (2) a failure by K-C to make a payment or grant to you as provided for in this letter; provided that, in all cases described above, such reduction or failure by K-C is not cured within 30 days after written notice of such reduction or failure is given to K-C by you. To receive the Severance Benefit, you will be required to execute the Corporation’s standard release agreement. The Severance Benefit shall be paid in lieu of the benefit which you would be entitled to under the Kimberly-Clark Corporation Global Business Plan Severance Pay Plan, the Kimberly-Clark Corporation Severance Pay Plan or any other severance program then offered by K-C to its senior level executives which would have otherwise been payable by its terms (the “Severance Plan”). Notwithstanding the foregoing, in the event that the benefit you would otherwise be entitled to receive under the Severance Plan is greater than the Severance Benefit, to the extent you remain eligible to participate in the Severance Plan, the receipt of such benefit under the Severance Plan shall be lieu of receipt of the Severance Benefit.

Stock Ownership Guidelines

The company has adopted stock ownership guidelines requiring an officer at your level to have ownership in company stock equal to 3 times base salary. An executive is permitted three years to reach this goal and time-based restricted stock or RSUs are included for purposes of the calculation. Based on our current long-term incentive program, we would expect you to be at or near the required ownership level within that timeframe. If at the end of 2008, you are not in compliance with guidelines; Tom Falk shall provide you with a period of time not to exceed 24 months to achieve compliance. A failure to be in compliance can result in a decreased long-term incentive grant.

Conditions of this Offer

This offer is subject to the completion of the attached Preplacement Health History Form, to ensure that you are physically capable of carrying out the essential duties of your position. Of course, if you choose to make us aware that you have a disability under the Americans with Disabilities Act, we would evaluate whether that disability could reasonably be accommodated in regard to those essential job functions. Please follow the instructions provided with the form to begin this process.

This offer is also subject to verification that you have the legal right to work in the United States as required by the Immigration Reform and Control Act of 1986. Enclosed is a copy of Government Form I-9 which must be completed within three days of your start date. In addition, you will be required to present certain documentation, as listed in part two of this form, as part of the required verification process.

Kimberly-Clark takes great steps to protect from disclosure its confidential and trade secret information. In accordance with our policies, we expect that as an employee, you will protect any confidential or trade secret information you learn during your employment. In particular, this protection will require that you sign the Confidentiality, Nonsolicitation and Assignment of Business Ideas Agreement (“Agreement”) as a condition of your employment. A copy of that Agreement is attached. The Agreement is required of all new hires at Kimberly-Clark.

Because your position may involve access to confidential business information, the Company will perform a pre-placement background investigation. Our offer of employment is contingent upon the results of this background investigation. United States Public Law 104-208 requires we advise you “that an investigative consumer report including information as to...character, general reputation, personal characteristics, and mode of living” may be made. Upon written request, additional information as to the nature and scope of the report will be provided. In order to begin the process, please complete and return to Jenny Rosas the enclosed forms.

Kimberly-Clark is a drug-free work environment. As a result, an additional condition of this offer is that you must pass a pre-employment urine drug screening. This drug screening must be completed within 5 days of the date of this letter. Please see the attached instructions regarding scheduling the drug test.

As is usual, the employment relationship can be ended by you or Kimberly-Clark for any reason upon appropriate notice.

Sincerely,

Bruce Cameron

R. Bruce Cameron

Director, Compensation

Attachments

cc:	Liz Gottung
Lesley Hoare
Jenny Rosas

Please indicate your acceptance of our offer by signing your name on the line below, and returning the signed letter to Jenny Rosas in the Compensation/HR Department.

/s/ Robert W. Black            April 3, 2006

Exhibit (99.1)

KIMBERLY-CLARK NAMES ROBERT W. BLACK

AS CHIEF STRATEGY OFFICER

DALLAS, April 10, 2006 – Kimberly-Clark Corporation (NYSE: KMB) announced today that Robert W. Black has joined the company as chief strategy officer, reporting to Chairman and Chief Executive Officer Thomas J. Falk. In this newly created position, Mr. Black will be responsible for leading the development, execution and monitoring of the company’s strategy and for helping to accelerate Kimberly-Clark’s previously announced initiatives to enhance global competitiveness.

Mr. Black was previously chief operating officer of Sammons Enterprises, Inc., a multi-faceted conglomerate and one of the world’s largest privately held companies with more than $27 billion in assets. From 1994-2004, he was with Steelcase, Inc., a global industry leader in office furniture, most recently as President, International. Before Steelcase, he was at McKinsey & Company (1988-1994), one of the world’s top management consulting firms, and Baxter Healthcare (1984-1988), a $9 billion medical products and services company, where he held various senior roles from planning and business development to general management.

“We have made good progress thus far in implementing our global growth strategies and are now positioned to create further competitive advantage,” Mr. Falk said. “Bob, with his broad experience, energy and expertise in change management, will bring a valuable perspective to our senior management team as we continue to position Kimberly-Clark as a global health and hygiene leader. I am delighted to add an individual of Bob’s caliber to K-C at this exciting time in our history, and I am confident that he will contribute to our efforts to deliver sustainable top- and bottom-line growth and to improve returns to shareholders.”

Mr. Black said: “Kimberly-Clark is a great company with the potential to become even better. It has some of the world’s best-known brands, a strong global platform and a management team and employee base who are determined to capitalize on the company’s opportunities by delivering health and hygiene innovations for its customers, shoppers and users. I look forward to working with Tom and the entire team at Kimberly-Clark and to contributing to the company’s success in the years ahead.”

Mr. Black earned a bachelor of science degree from the State University of New York at Buffalo in 1982 and a master’s in business administration from Harvard University in 1984.

About Kimberly-Clark

Kimberly-Clark and its well-known global brands are an indispensable part of life for people in more than 150 countries. Every day, 1.3 billion people – nearly a quarter of the world’s population – trust K-C brands and the solutions they provide to enhance their health, hygiene and well-being. With brands such as Kleenex, Scott, Huggies, Pull-Ups, Kotex and Depend, Kimberly-Clark holds the No. 1 or No. 2 share position in more than 80 countries. To keep up with the latest K-C news and to learn more about the company’s 134-year history of innovation, visit www.kimberly-clark.

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